Exhibit T3E.2
LETTER OF TRANSMITTAL AND CONSENT
Offer To Exchange
8% Senior Secured Notes due 2014
for any and all outstanding
7.5% Senior Notes due 2014 (CUSIP No. 156431AH1)
and
Solicitation of Consents to Proposed Amendments to the Related Indenture
for a Consent Payment of $50 in Aggregate Principal Amount of
8% Senior Secured Notes due 2014 per $1,000 Aggregate Principal Amount
of 7.5% Senior Notes due 2014

The exchange offer and consent solicitation (the “Exchange Offer and Consent Solicitation”) will expire at 11:59 p.m., New York City time, on November 25, 2009, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Time”). The consent payment deadline is 11:59 p.m., New York City time, on November 10, 2009, unless extended as described herein (such date and time, as the same may be extended, the “Consent Payment Deadline”). The Exchange Offer and Consent Solicitation is subject to the terms and conditions set forth in the accompanying Offering Circular and Consent Solicitation Statement (the “Offering Circular and Consent Solicitation Statement” and, together with this Letter of Transmittal and Consent, the “Offer Materials”). All capitalized terms that are not defined herein have the meanings assigned to them in the Offering Circular and Consent Solicitation Statement.
     This Letter of Transmittal and Consent and the instructions hereto (the “Letter of Transmittal”), together with the accompanying Offering Circular and Consent Solicitation Statement, sent by Century Aluminum Company (the “Company,” “we,” “us” or “our”):
•	constitutes an offer to exchange (the “Exchange Offer”) our newly issued 8% Senior Secured Notes due 2014 (the “Exchange Notes”), for any and all of our outstanding 7.5% Senior Notes due 2014 (the “Existing Notes”) at the rate of $950 aggregate principal amount of Exchange Notes for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) and accepted for exchange in the Exchange Offer; and

•	solicits (the “Consent Solicitation”) consents (the “Consents”) to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes, for which we will pay a consent payment (the “Consent Payment”) of $50 in aggregate principal amount of Exchange Notes for each $1,000 aggregate principal amount of Existing Notes with respect to which Consents are validly delivered (and not validly revoked) in the Consent Solicitation.
     The execution and delivery of a Letter of Transmittal by a registered holder of Existing Notes (each a “Holder”) tendering Existing Notes pursuant to the Exchange Offer will constitute the Consent of such holder to the Proposed Amendments. The delivery of Consents by a Holder tendering Existing Notes pursuant to the Exchange Offer will constitute the Consent of such Holder to the Proposed Amendments. Holders may not tender their Existing Notes without delivering their Consents pursuant to the Consent Solicitation and may not deliver Consents without tendering their Existing Notes pursuant to the Exchange Offer. Tenders of Existing Notes will be accepted for exchange only in aggregate principal amounts of $1,000 or integral multiples thereof.

     Holders that validly tender their Existing Notes (and accordingly deliver Consents to the Proposed Amendments pursuant to the Consent Solicitation) prior to the Consent Payment Deadline will be eligible to be paid, upon consummation of the Exchange Offer, the Total Consideration (as defined below) for their Existing Notes and Consents on the Settlement Date. Holders that validly tender their Existing Notes after the Consent Payment Deadline but prior to the Expiration Time will be eligible to be paid, upon consummation of the Exchange Offer, only the Exchange Offer Consideration for their Existing Notes on the Settlement Date and will not be entitled to receive any Consent Payment. The “Settlement Date” will be the date promptly following the Expiration Time on which, assuming the satisfaction or waiver of all conditions to the consummation of the Exchange Offer and Consent Solicitation, we will accept tendered Existing Notes and deliver Exchange Notes in exchange therefor, and in any event will be no later than three business days following such Expiration Time.
     If the Proposed Amendments are approved and the related supplemental indenture giving effect to the Proposed Amendments is entered into by us and the trustee, the Proposed Amendments will bind all Holders of the Existing Notes including those that did not give their Consent, but non-consenting Holders will not receive any Consent Payment. Consents that are validly executed (and not validly revoked) from Holders owning a majority in aggregate principal amount outstanding of the Existing Notes, excluding Existing Notes owned by us and our affiliates, will be required to eliminate most of the covenants and to modify the events of defaults. Consents that are validly executed (and not validly revoked) from Holders owning at least 66 2/3% in aggregate principal amount outstanding of the Existing Notes, excluding Existing Notes owned by us and our affiliates, will be required to eliminate the change of control offer to repurchase and limitation on asset sales covenants. If we receive majority but less than 66 2/3% consent to the Proposed Amendments, then only those Proposed Amendments requiring majority consent will be included in the supplemental indenture to the indenture governing the Existing Notes.
     As of October 27, 2009, the aggregate principal amount of Existing Notes outstanding was $250 million. $250 million aggregate principal amount of Exchange Notes will be issued if Holders of all outstanding Existing Notes participated in the Exchange Offer and receive the Consent Payment.
     Any questions regarding the terms of the Exchange Offer and Consent Solicitation and requests for additional copies of the Offer Materials should be directed to Globic Advisors, Inc., the information and exchange agent, at the addresses and telephone numbers set forth on the back cover of this Letter of Transmittal.
     If the requisite Consents have been obtained by the Consent Payment Deadline, we intend to execute the supplemental indenture, which will amend and supplement the indenture governing the Existing Notes to give effect to the Proposed Amendments, on or promptly following the Consent Payment Deadline. If the requisite Consents have been obtained by the Expiration Time, we intend to execute such supplemental indenture on or promptly following the Expiration Time. Such supplemental indenture will provide that the Proposed Amendments will not become effective until the closing of the Consent Solicitation pursuant to its terms and conditions as set forth under “— Conditions to the Exchange Offer and Consent Solicitation” in the Offering Circular and Consent Solicitation Statement. The indenture governing the Existing Notes will remain in effect, without giving effect to the Proposed Amendments, until the Proposed Amendments become effective by their terms.
     Existing Notes not tendered and exchanged for Exchange Notes pursuant to the Exchange Offer will remain outstanding. If the requisite Consents are received and the Proposed Amendments become effective pursuant to the supplemental indenture, the non-tendered Existing Notes will no longer have the benefits of most restrictive covenants and certain events of default. See “Proposed Amendments” in the Offering Circular and Consent Solicitation Statement. In addition, as a result of the closing of the Exchange Offer, the aggregate principal amount of the Existing Notes that are outstanding may be significantly reduced, which may adversely affect the market price for, and liquidity of, the non-tendered Existing Notes that remain outstanding after the closing of the Exchange Offer, if any.
     The acceptance of the Exchange Offer by a holder who has agreed to tender Existing Notes to us for exchange pursuant to any of the procedures set forth herein will constitute an agreement by such Holder to deliver good and marketable title to the Existing Notes on the first date on which the Existing Notes are accepted for exchange by us pursuant to the Exchange Offer, free and clear of all liens, charges, claims encumbrances, interests and restrictions of any kind.
     None of us, the information and exchange agent or the trustee makes any recommendation as to whether or not Holders should tender their Existing Notes for exchange pursuant to the Exchange Offer and provide Consents to the Proposed Amendments pursuant to the Consent Solicitation. Each Holder must make its own decision as to whether or not to tender Existing Notes for exchange and deliver Consents and, if so, the amount of Existing Notes to be tendered and with respect to which Consents are to be delivered.
Exchange Offer Consideration
     The consideration for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) and accepted for payment pursuant to the Exchange Offer will be an amount of Exchange Notes, equal to $950 aggregate principal amount of Exchange Notes.
     The consideration referred to above, plus accrued and unpaid interest, or the “Accrued Interest,” to, but excluding, the Settlement Date, is referred to as the “Exchange Offer Consideration.” The Exchange Offer Consideration will be paid on the Settlement Date, upon consummation of the Exchange Offer, to Holders that validly tender their Existing Notes prior to the Expiration Time.
Consent Payment
     The Consent Payment for each $1,000 aggregate principal amount of Existing Notes with respect to which Consents are validly delivered (and not validly revoked) in the Consent Solicitation will be $50 in aggregate principal amount of the Exchange Notes. We do not expect to make a Consent Payment in cash.
Total Consideration
     The Exchange Offer Consideration plus the Consent Payment is referred to herein as the “Total Consideration.” The Total Consideration will be paid on the Settlement Date, upon consummation of the Exchange Offer and Consent Solicitation, to Holders that validly tender (and do not validly withdraw) their Existing Notes and validly deliver (and not validly revoke) their consent to the Proposed Amendments prior to the Consent Payment Deadline.
Procedures for Tendering Existing Notes and Delivering Consents
          Any requests for assistance or questions related to the procedure for tendering Existing Notes and delivering Consents may be directed to the information and exchange agent at its address and telephone number set forth on the back cover of this Letter of Transmittal. Requests for additional copies of the Offering Circular and Consent Solicitation Statement, this Letter of Transmittal or any other documents may be directed to the information and exchange agent at the address and telephone numbers set forth on the back cover of this Letter of Transmittal.
          This Letter of Transmittal must be completed, signed and returned to the information and exchange agent by any Holder of Existing Notes who intends to tender Existing Notes and deliver Consents pursuant to the Exchange Offer and Consent Solicitation by either (i) physically delivering one or more certificates representing Existing Notes to the information and exchange agent, or (ii) tendering Existing Notes held in book-entry form for exchange by book-entry transfer to the account of the information and exchange agent at The Depository Trust Company (“DTC”) using DTC’s Automated Tender Offer Program (“ATOP”).
          A Holder that holds physical certificate(s) representing its Existing Notes may accept the Exchange Offer and deliver Consents pursuant to the Solicitation by completing and signing this Letter of Transmittal (or a facsimile hereof) in accordance with the instructions set forth herein, having its signature hereon guaranteed, if required, and mailing or delivering this Letter of Transmittal (or such manually signed facsimile) together with the certificate(s) representing such Existing Notes and any other required documents to the information and exchange agent at the address set forth on the back cover hereof.
          A Holder that holds Existing Notes in book-entry form may accept the Exchange Offer and deliver Consents pursuant to the Solicitation by tendering such Existing Notes by book-entry transfer to the account of the information and exchange agent at DTC through ATOP. Participants of DTC that are accepting the Exchange Offer and Consent Solicitation must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the account of the information and exchange agent at DTC (the “Agent’s Message”). Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer and Consent Solicitation in lieu of execution and delivery of this Letter of Transmittal by the participant identified in the Agent’s Message. Accordingly, this Letter of Transmittal need not be completed by a Holder of Existing Notes tendering through ATOP.
          A Holder whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owner desires to tender Existing Notes and deliver Consents and instruct them to tender the Existing Notes and deliver Consents on behalf of such beneficial owner. See “The Exchange Offer and Consent Solicitation—Procedures for Tendering Existing Notes and Delivering Consents” in the Offering Circular and Consent Solicitation Statement.
          Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance may be directed to the information and exchange agent, and requests for additional copies of the Offering Circular and Consent Solicitation Statement and this Letter of Transmittal may be directed to the information and exchange agent, whose address and telephone number appear on the back cover of this Letter of Transmittal. See Instruction 10 below.
          We have not provided guaranteed delivery provisions in connection with the Exchange Offer and Consent Solicitation. You must tender your Existing Notes in accordance with the procedures set forth in the Offering Circular and Consent Solicitation Statement under the heading “The Exchange Offer and Consent Solicitation—Procedures for Tendering Existing Notes and Delivering Consents.” The method of delivery of Existing Notes and all other documents or instructions including, without limitation, the Agent’s Message and this Letter of Transmittal, is at your risk.
          A tender will be deemed to have been received, and a Consent to the Proposed Amendments will be deemed to have been delivered, only when the information and exchange agent receives (A) in the case of a tender by a Holder of Existing Notes in certificated form, a properly completed Letter of Transmittal (or a facsimile hereof) and the applicable certificate(s) for the Existing Notes being tendered or (B) in the case of Existing Notes held in book-entry form through DTC, both (i) a duly completed Agent’s Message through the facilities of DTC at the information and exchange agent’s applicable DTC account or a properly completed and duly executed Letter of Transmittal and (ii) confirmation of book-entry transfer of the Existing Notes into the information and exchange agent’s applicable DTC account.
          Notwithstanding any other provision of the Exchange Offer and Consent Solicitation, the Company’s obligation to accept for exchange any Existing Notes in the Exchange Offer and to issue Exchange Notes in exchange therefor and to accept Consents delivered with respect to such Existing Notes is subject to the satisfaction or, where possible, waiver of the conditions described in the Offering Circular and Consent Solicitation Statement.
          To properly complete this Letter of Transmittal, a Holder must:
•	complete the box under the heading “Description of Existing Notes Tendered for Exchange”;

•	sign this Letter of Transmittal by completing the box entitled “Please Sign on This Page” and have his signature thereon guaranteed, if so required;

•	if appropriate, check and complete the boxes relating to “Special Issuance Instructions” and/or “Special Delivery Instructions”; and

•	complete the Substitute Form W-9 if the Holder is a U.S. person or a Form W-8BEN, Form W-8ECI, Form W-8IMY, or Form W-8EXP, as applicable, if the Holder is not a U.S. person.
          THE EXCHANGE OFFER AND CONSENT SOLICITATION ARE NOT BEING MADE TO (NOR WILL THE SURRENDER OF EXISTING NOTES FOR EXCHANGE BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER AND CONSENT SOLICITATION WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.
          THE OFFERING CIRCULAR AND CONSENT SOLICITATION STATEMENT (INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND THIS LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT YOU SHOULD READ CAREFULLY BEFORE YOU MAKE ANY DECISION WITH RESPECT TO A TENDER OF EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION.
[The remainder of the page has been intentionally left blank.]

DESCRIPTION OF EXISTING NOTES TENDERED FOR EXCHANGE
          Indicate in the boxes below the aggregate principal amount of Existing Notes that the undersigned Holder(s) will tender for exchange pursuant to the Exchange Offer. By tendering an Existing Note for exchange pursuant to the Exchange Offer, the Holder(s) will also be deemed to have delivered a Consent to the Proposed Amendments with respect to such Existing Note pursuant to the Solicitation. Existing Notes may only be tendered (and Consents may only be delivered with respect to Existing Notes tendered) in aggregate principal amounts of $1,000 or integral multiples thereof.

Name(s) and Address(es) of Holders of
Existing Notes or Name of DTC Participant
and Participant’s DTC Account Number in
Which Existing Notes Are Held	Certificate	Aggregate Principal
(please fill in if blank)	Number(s) (1)	Amount Tendered

Aggregate Principal Amount of Existing Notes Tendered:

(1)	Need not be completed by Holders tendering by-book entry or in accordance with DTC’s ATOP procedure for transfer.

Date	Signature(s)

Please print name(s)	Zip Code

Area Code and Telephone No.

Address	Tax Identification or Social Security No.

Account Number

NOTE: ALL TENDERING HOLDERS OF EXISTING NOTES MUST SIGN BELOW
(REGARDLESS OF WHETHER EXISTING NOTES ARE BEING PHYSICALLY
DELIVERED HEREWITH), UNLESS AN AGENT’S MESSAGE IS DELIVERED IN
CONNECTION WITH A TENDER OF EXISTING NOTES BY BOOK-ENTRY TRANSFER
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
          By execution hereof, the undersigned acknowledges receipt of the Offering Circular and Consent Solicitation Statement dated as of October 28, 2009 (the “Offering Circular and Consent Solicitation Statement”) of Century Aluminum Company (the “Company”) and this Letter of Transmittal and Consent and instructions hereto (the “Letter of Transmittal”). Upon the terms and subject to the conditions set forth in the Offering Circular and Consent Solicitation Statement and this Letter of Transmittal, the undersigned hereby:
(1)	sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to the Existing Notes that are being tendered hereby, subject to the acceptance for exchange of, and issuance of Exchange Notes for, the aggregate principal amount of Existing Notes tendered with this Letter of Transmittal. The undersigned hereby irrevocably constitutes and appoints the information and exchange agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the information and exchange agent also acts as the agent of the Company) with respect to such Existing Notes, with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Existing Notes and all evidences of transfer and authenticity to, or transfer ownership of such Existing Notes on the account books maintained by DTC to, or upon the order of, the Company, (ii) present such Existing Notes for transfer of ownership on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Existing Notes, all in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation as described in the Offering Circular and Consent Solicitation Statement; and

(2)	Consents to the Proposed Amendments with respect to the Existing Notes tendered hereby.
          Tenders of Existing Notes may be validly withdrawn, and Consents with respect to Existing Notes may be validly revoked, at any time prior to the Consent Payment Deadline by either a properly transmitted “Request Message” through ATOP or by written or facsimile notice specifying the name of the tendering Holder, a description of the Existing Notes to be withdrawn, the amount of Existing Notes to be withdrawn and the number of the account at DTC to be credited with the withdrawn Existing Notes received by the information and exchange agent. A valid withdrawal of tendered Existing Notes will constitute the concurrent valid revocation of such Holder’s related Consents and a valid revocation of Consents will constitute the concurrent valid withdrawal of such Holder’s related tendered Existing Notes.
          The undersigned understands that no tenders of any Existing Notes may be withdrawn, and no Consents may be revoked, after the Consent Payment Deadline unless the Company is required by law to permit withdrawal and revocation. If the Company makes a material change in the terms of, or the information concerning, the Exchange Offer and Consent Solicitation, or waives any condition of the Exchange Offer and Consent Solicitation that results in a material change to the circumstances of the Exchange Offer or the Solicitation, the Company will disseminate additional Exchange Offer and Consent Solicitation materials to the Holders and extend the Exchange Offer and Consent Solicitation, to the extent required by law.
          In the event of a termination or withdrawal of the Exchange Offer and Consent Solicitation, Existing Notes tendered pursuant to the Exchange Offer and Consent Solicitation will promptly be returned to the Holder or credited to such Holder’s account through DTC (or the account of such Holder’s DTC participant), unless otherwise indicated under “Special Delivery Instructions.”

          The undersigned understands that tenders of Existing Notes and deliveries of Consents pursuant to any of the procedures described in the Exchange Offer and Consent Solicitation and acceptance of tendered Existing Notes by the Company for exchange will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation in effect on the Consent Payment Deadline or at the Expiration Time, as applicable.
          The undersigned understands and acknowledges that the Exchange Offer and Consent Solicitation will expire at the Expiration Time, unless extended. In addition, the undersigned understands and acknowledges that, in order to be eligible to receive the Total Consideration, the undersigned must have validly tendered and not validly withdrawn Existing Notes and validly delivered and not validly revoked Consents with respect to such Existing Notes at or prior to the Consent Payment Deadline.
          The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Existing Notes tendered hereby and deliver valid Consents with respect to such Existing Notes and that if, and when such Existing Notes are accepted for exchange by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the information and exchange agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Existing Notes tendered hereby.
          For purposes of the Exchange Offer and Consent Solicitation, the undersigned understands that the Company will be deemed to have accepted for exchange validly tendered Existing Notes (or defectively tendered Existing Notes with respect to which the Company has waived such defect) if, as and when the Company gives oral (promptly confirmed in writing) or written notice thereof to the information and exchange agent.
          The undersigned understands that, notwithstanding any other provision of the Exchange Offer and Consent Solicitation, the Company’s obligation to pay the Exchange Offer Consideration or the Total Consideration, as applicable, by issuing Exchange Notes in exchange for Existing Notes validly tendered and not withdrawn pursuant to the Exchange Offer and Consent Solicitation is subject to, and conditioned upon, the satisfaction of certain conditions as described in the Offering Circular and Consent Solicitation Statement under the caption “Conditions to the Exchange Offer and Consent Solicitation.” The Company reserves the right, in its sole discretion, to waive any one or more of those conditions at any time.
          All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.
          The undersigned understands that the delivery and surrender of the Existing Notes is not effective, and the risk of loss of the Existing Notes does not pass to the information and exchange agent, until receipt by the information and exchange agent of the Existing Notes and this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, or a properly transmitted Agent’s Message through ATOP, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Existing Notes and deliveries and revocations of Consents will be determined by the Company in its sole discretion, which determination shall be final and binding.
          Unless otherwise indicated herein under “Special Issuance Instructions,” the undersigned requests that any Exchange Notes issuable to the undersigned as Exchange Offer Consideration or Total Consideration, as applicable, be delivered to the account of the DTC participant at DTC that tendered the Existing Notes in exchange therefor. Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the undersigned hereby requests that any Existing Notes not validly tendered or not accepted for exchange (or, in the case of certificated Existing Notes, if any are outstanding and tendered, the untendered aggregate principal amount of Existing Notes represented by such certificate(s)) be credited to the account of the DTC participant at DTC that tendered the Existing Notes (or, in the case of certificated Existing Notes, if any are outstanding and tendered, in the name and at the address of the undersigned as set forth herein).
          The undersigned recognizes that the Company has no obligation pursuant to the “Special Delivery Instructions” box or “Special Payment Instructions” box to credit any Existing Notes if the Company does not accept for exchange any of the Existing Notes so tendered. The undersigned acknowledges and agrees that the Company and the information and exchange agent may in appropriate circumstances defer effecting transfers of Existing Notes or Exchange Notes and may retain such Existing Notes or Exchange Notes, as the case may be, until satisfactory evidence of payment of transfer taxes payable on account of such transfer by the undersigned, or exemption therefrom, is submitted to them.

PLEASE SIGN ON THIS PAGE
(TO BE COMPLETED BY ALL TENDERING HOLDERS OF EXISTING NOTES,
UNLESS AN AGENT’S MESSAGE IS DELIVERED IN CONNECTION WITH A
TENDER OF EXISTING NOTES BY BOOK-ENTRY TRANSFER)
          This Letter of Transmittal must be signed by the Holder(s) of Existing Notes exactly as their name(s) appear(s) on the certificate(s) for such Existing Notes or, if Existing Notes are tendered by a DTC participant, exactly as their name(s) appear(s) on a security position listing as the owner of Existing Notes on the books of DTC or its participants. If this Letter of Transmittal is to be signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 4.

X

X

Signature(s) of Holder(s) or Authorized Signatory
Date:

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security No.:

IMPORTANT: COMPLETE SUBSTITUTE FORM W-9 HEREIN OR APPLICABLE IRS FORM
SIGNATURE GUARANTEE (See Instruction 4 below)
Certain Signatures Must be Guaranteed by a Medallion Signature Guarantor

(Name of Eligible Institution Guaranteeing Signature(s))

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Title)
Date:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 4, 5 and 6)
To be completed ONLY if Existing Notes not tendered or that are not accepted for exchange are to be issued to the order of someone other than the person(s) whose signature(s) appear(s) above or credited to an account maintained at DTC other than the account designated above.
In the case of Existing Notes held in book-entry form, credit such Existing Notes to the DTC account set forth below:

(DTC Account Number)
Number of Account Party:

In the case of Existing Notes held in certificated form, deliver the certificate(s) evidencing such Existing Notes to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number)
(The person(s) named above must properly complete the Substitute Form W-9 herein, a Form W-8BEN, Form W-8ECI, Form W-8IMY, or Form W-8EXP, as applicable.)
SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 4, 5 and 6)
To be completed ONLY if Exchange Notes issuable as Exchange Offer Consideration are to be issued in the name of someone other than the person or persons whose signature(s) appear(s) on this Letter of Transmittal or to such person or persons at an address or account different from that shown in the box entitled “Description of Existing Notes Tendered for Exchange” within this Letter of Transmittal.

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number)
Deliver Exchange Notes by book-entry transfer to the following DTC account:

(DTC Account Number)
Number of Account Party:

(The person(s) named above must properly complete the Substitute Form W-9 herein, a Form W-8BEN, Form W-8ECI, Form W-8IMY, or Form W-8EXP, as applicable.)

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Exchange Offer and Consent Solicitation
     1. Delivery of Letter of Transmittal; Existing Notes and All Other Required Documents; No Guaranteed Delivery Procedures. Except as set forth below, to tender Existing Notes and deliver Consents pursuant to the Exchange Offer and Consent Solicitation, physically delivered Existing Notes (or confirmation of a book-entry transfer of the Existing Notes into the account of the information and exchange agent with DTC) and a properly completed and duly executed copy or manually signed facsimile of this Letter of Transmittal and any other documents required as provided herein must be received by the information and exchange agent at the address set forth above on this Letter of Transmittal at or prior to the Consent Payment Deadline (in the case of Holders who wish to be eligible to receive the Total Consideration) or at or prior to the Expiration Time, as it may be extended by the Company (in the case of Holders who wish to be eligible to receive the Exchange Offer Consideration). In the case of Existing Notes held through DTC, a Holder may also tender such Existing Notes and deliver Consents pursuant to the Exchange Offer and Consent Solicitation by transmitting its acceptance of the Exchange Offer and Consent Solicitation through ATOP, and DTC will then edit and verify the acceptance and send an Agent’s Message to the information and exchange agent for its acceptance.
     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE INFORMATION AND EXCHANGE AGENT, INCLUDING DELIVERY THROUGH DTC, AND ANY ACCEPTANCE OF AN AGENT’S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING EXISTING NOTES. IF SUCH DELIVERY IS MADE BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT SUFFICIENT TIME BE ALLOWED TO ENSURE TIMELY DELIVERY. Except as otherwise provided below, delivery will be made when actually received by the information and exchange agent. This Letter of Transmittal and any other required documents should be sent only to the information and exchange agent, not to the Company, the trustee under the indenture governing the Existing Notes or DTC.
     Pursuant to authority granted by DTC, any DTC participant that has Existing Notes credited to its DTC account at any time (and thereby held of record by DTC’s nominee) may directly tender such Existing Notes as though it were the Holder thereof by completing, executing and delivering the Letter of Transmittal or delivering an Agent’s Message. Tenders of Existing Notes will be accepted in accordance with the procedures described in the preceding sentence and otherwise in compliance with this Letter of Transmittal.
     No alternative, conditional or contingent tenders of Existing Notes will be accepted. The information and exchange agent will not accept any tender materials other than the Existing Notes, Letters of Transmittal and DTC participants’ Agent’s Messages. The Company does not intend to permit tenders of Existing Notes by guaranteed delivery procedures.
     All tendering Holders of Existing Notes, by execution of this Letter of Transmittal or a manually signed facsimile of this Letter of Transmittal, or delivery of an Agent’s Message, waive any right to receive any notice of the acceptance of their tender.
     2. Withdrawal of Tenders. Tenders of Existing Notes prior to the Consent Payment Deadline may be validly withdrawn, and Consents delivered prior to the Consent Payment Deadline may be validly revoked, at any time prior to the Consent Payment Deadline, but not thereafter, unless the Consent Payment deadline is extended by the Company as described herein or we are required by law to grant withdrawal and revocation rights. A Holder’s valid withdrawal of tendered Existing Notes will constitute the concurrent valid revocation of such Holder’s Consent with respect to such Existing Notes, and a Holder’s valid revocation of Consent with respect to Existing Notes will constitute the concurrent valid withdrawal of such Holder’s tender of such Existing Notes.

     For a withdrawal of Existing Notes to be effective, the information and exchange agent must timely receive, prior to the Consent Payment Deadline, either an Agent’s Message or a written or faxed notice of withdrawal specifying the name of the tendering Holder, a description of the Existing Notes to be withdrawn, the amount of Existing Notes to be withdrawn and, if applicable, the number of the account at DTC to be credited with the withdrawn Existing Notes. Any Holder intending to withdraw Existing Notes held in book-entry form must also comply with DTC procedures. Any “notice of withdrawal” must be signed by the Holder of such Existing Notes in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered (including any required signature guarantees), or be accompanied by evidence sufficient to the information and exchange agent that the person withdrawing the tender has succeeded to the beneficial ownership of the Existing Notes being withdrawn. If the Existing Notes to be withdrawn have been delivered or otherwise identified to the information and exchange agent, an Agent’s Message or a signed notice of withdrawal is effective immediately upon receipt by the information and exchange agent of the Agent’s Message or written or faxed notice of such withdrawal even if re-transfer by DTC book-entry is not immediately effected.
     If you tendered your Existing Notes through a custodian or nominee and wish to withdraw your Existing Notes, you will need to make arrangements for withdrawal with your custodian or nominee. Your ability to withdraw the tender of your Existing Notes will depend upon the terms of the arrangements you have made with your custodian or nominee and, if your custodian or nominee is not the DTC participant tendering those Existing Notes, the arrangements between your custodian or nominee and such DTC participant, including any arrangements involving intermediaries between your custodian or nominee and such DTC participant.
     Through DTC, the information and exchange agent will return to tendering Holders all book-entry Existing Notes in respect of which it has received valid withdrawal instructions prior to the Consent Payment Deadline promptly after it receives such instructions.
     Holders may not rescind their withdrawal of tenders of Existing Notes, and any Existing Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer and Consent Solicitation. Properly withdrawn Existing Notes may, however, be re-tendered by again following one of the procedures described in the Offering Circular and Consent Solicitation Statement under “The Exchange Offer and Consent Solicitation—Procedures for Tendering Existing Notes and Delivering Consents” at any time on or prior to the Expiration Time. However, Holders that re-tender Existing Notes after the Consent Payment Deadline will not be eligible to receive the Consent Payment, even if such Existing Notes were initially tendered at or prior to the Consent Payment Deadline and subsequently withdrawn.
     Holders can withdraw the tender of their Existing Notes only in accordance with the foregoing procedures.
     All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company, in its sole discretion, which shall be final and binding. None of the Company, the information and exchange agent, the information and exchange agent or any other person shall be under any duty to give notice of any defects or irregularities in tenders of Existing Notes, nor will any of such entities incur any liability for failure to give such notice.
     If, for any reason, acceptance for exchange of, or issuance of Exchange Notes in exchange for, validly tendered Existing Notes pursuant to the Exchange Offer is delayed, or the Company is unable to accept for exchange or to issue Exchange Notes in exchange for validly tendered Existing Notes pursuant to the Exchange Offer, then the information and exchange agent may, nevertheless, on behalf of the Company, retain tendered Existing Notes, without prejudice to the Company’s rights described in the Offering Circular and Consent Solicitation Statement (but subject to Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that the Company pay the consideration offered or return the Existing Notes deposited by or on behalf of Holders promptly after the termination or withdrawal of the Exchange Offer).

     3. Partial Tenders. If fewer than all of the Existing Notes owned by a Holder are to be tendered, the Holder must fill in the aggregate principal amount of such Existing Notes to be tendered in the column titled “Aggregate Principal Amount Tendered” of the boxes under the heading “Description of Existing Notes Tendered for Exchange.” The entire aggregate principal amount represented by the Existing Notes delivered to the information and exchange agent will be deemed to have been tendered, unless otherwise indicated.
     4. Signatures on Letter of Transmittal; Signature Guarantees.
•	Exact Signature. If this Letter of Transmittal is signed by a DTC participant whose name is shown as the owner of the Existing Notes tendered, the signature must correspond with the name shown on the security position listing as the owner of such Existing Notes.

•	Joint Holders. If the Existing Notes tendered are registered in the names of two or more joint Holders, each Holder must sign this Letter of Transmittal.

•	Signatures of Fiduciaries. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to the Company of his or her authority to so act.
     No signature guarantee is required if either:
•	this Letter of Transmittal is signed by the registered Holder(s) (which term for this purpose, shall include any DTC participant whose name appears on a security position listing as the owner of the Existing Notes); or

•	the Existing Notes are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17 Ad-15 promulgated under the Exchange Act.
     In all other cases an eligible guarantor institution must guarantee all signatures on this Letter of Transmittal.
     5. Transfer Taxes. Except as set forth in this Instruction 5, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Existing Notes to it, or to its order, pursuant to the Exchange Offer and Consent Solicitation. If Exchange Notes are to be issued to, or if certificates representing Existing Notes for aggregate principal amounts not tendered or not accepted for exchange are registered or issued in the name of, any person other than the registered Holder of Existing Notes tendered thereby or if tendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal or electronically transmitting acceptance through ATOP, then, in any such event, the amount of any transfer taxes (whether imposed on the Holder(s) or such other person(s)) payable on account of the transfer to such person will be deducted from the Total Consideration or the Exchange Offer Consideration, as applicable, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. For the avoidance of doubt, transfer taxes will not be considered to include income, franchise or similar taxes that are occasioned by the transfer of the Existing Notes, or issuance of the Exchange Notes, pursuant to the Exchange Offer and Consent Solicitation.
     6. Special Issuance and Delivery Instructions. If Existing Notes for unaccepted or untendered Existing Notes are to be issued in the name of a person, or delivered to the account of a person, other than the signer of this Letter of Transmittal, then the “Special Delivery Instructions” box above on this Letter of Transmittal should be completed. If Exchange Notes are to be issued in the name of a person, or delivered to the account of a person other than the signer of this Letter of Transmittal, then the “Special Issuance Instructions” box above on this Letter of Transmittal should be completed. In either case, the taxpayer identification number or social security number of the person named must also be indicated.
     7. Backup Withholding; Substitute Form W-9; IRS Form W-8BEN, Form W-8ECI, Form W-8IMY, or Form W-8EXP. Each tendering Holder may be subject to backup withholding at a rate of 28% on any consideration paid pursuant to the Exchange Offer and Consent Solicitation unless the Holder (i) establishes that he, she or it is a corporation or other exempt Holder or (ii) provides an accurate taxpayer identification number on the enclosed Substitute Form W-9 and makes the appropriate certifications set forth in the enclosed Substitute Form W-9 under penalties of perjury. Failure to provide the correct information on the enclosed Substitute Form W-9 may subject the tendering U.S. Holder to a $50 penalty imposed by the Internal Revenue Service for each such failure and 28% federal income tax backup withholding on any consideration paid to such U.S. Holder pursuant to the Exchange Offer and Consent Solicitation. Each tendering Holder that is a Non-U.S. Holder must submit a properly completed IRS Form W-8BEN, Form W-8ECI, Form W-8IMY, or Form W-8EXP, as applicable, to the applicable withholding agent, certifying, under penalties of perjury, to such Non-U.S. Holder’s foreign status in order to establish an exemption from backup withholding. An IRS Form W-8BEN, Form W-8ECI, Form W-8IMY, or Form W-8EXP (or other applicable form) may be obtained from the information and exchange agent or at the IRS website at http://www.irs.gov. Exempt U.S. Holders should complete and return the enclosed Substitute Form W-9 to the applicable withholding agent and check the “Exempt” line in Part II of that form to avoid possible erroneous backup withholding.
     TO COMPLY WITH IRS CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS, FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAYBE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
     8. Irregularities. The Company will in its sole discretion resolve all questions as to tenders and/or Consents, including whether the documentation is complete, the date and time of receipt of a tender, the propriety of execution and delivery of any document or instruction, and other questions as to validity, form, eligibility or acceptability of any tender and/or Consents. The Company reserves the right to reject any tender and/or Consents not in proper form or otherwise not valid or the acceptance of which may be unlawful, or to waive any irregularities. The Company’s interpretation of the terms and conditions of the Exchange Offer and Consent Solicitation will be final and binding. The Company will not be obligated to give any notice of any defects or irregularities in tenders and/or Consents and shall not incur any liability for failure to give that notice. The information and exchange agent may, but shall not be obligated to, give notice to the tendering Holders of any irregularities or defects in tenders and/or Consents, and shall not incur any liability for any failure to give that notice. Existing Notes will not be deemed to have been duly or validly tendered and/or Consents unless and until all defects and irregularities have been cured or waived to the Company’s satisfaction. All improperly tendered Existing Notes will be returned without cost to the tendering Holder promptly after the Expiration Time, unless the irregularities and defects of that tender are timely cured or waived.
     9. Waiver of Conditions; Termination of Offer. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the conditions to the Exchange Offer and Consent Solicitation in the case of any Existing Notes tendered, in whole or in part, at any time and from time to time. The Company also expressly reserves the absolute right, in its sole discretion, to terminate the Exchange Offer and Consent Solicitation at any time for any reason without accepting for exchange any Existing Notes that may have been tendered prior to such termination.
     10. Requests for Assistance or Additional Copies. Any questions regarding procedures for tendering Existing Notes or requests for additional copies of the Offering Circular and Consent Solicitation

Statement or the Letter of Transmittal should be directed to the information and exchange agent at the address and telephone number set forth on the back cover of the Offering Circular and Consent Solicitation Statement and this Letter of Transmittal. Any questions regarding the terms of the Exchange Offer and Consent Solicitation should be directed to the information and exchange agent at the address and telephone number set forth on the back cover of the Offering Circular and Consent Solicitation Statement and this Letter of Transmittal.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER AND SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED
FOR” IN THE APPROPRIATE LINE IN PART I OF SUBSTITUTE FORM W-9

PART IV: CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me pursuant to the Exchange Offer and Consent Solicitation will be withheld.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

Give NAME and SOCIAL
SECURITY number (SSN)
For this type of account:		of:
1.	Individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the

3.	Custodian account of a minor (Uniform Gift to Minors Act)	first individual on the account (1) The minor (2)

4.	(a) The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)

	(b) So-called trust account that is not a legal or valid trust under state law	The actual owner (1)

5.	Sole proprietorship or single-owner LLC not electing corporate status on Form 8832	The owner (3)

Give NAME and
EMPLOYER
IDENTIFICATION
For this type of account:		number (EIN) of:
6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (4)

7.	Corporation or LLC electing corporate status on Form 8832	The corporation

8.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

9.	Partnership or multi-member LLC not electing corporate status on Form 8832	The partnership

10.	A broker or registered nominee	The broker or nominee

11.	Account with the Department of Agriculture in the name of a public entity (such as State or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

(4)	List first and circle the name of the legal trust, estate, or pension trust.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Section references are to the Internal Revenue Code of 1986, as amended.
Obtaining a Number. If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, from the local office of the Social Security Administration, or online at www.ssa.gov, or by calling 1-800-772-1213. Form SS-4, Application for Employer Identification Number, is available from the Internal Revenue Service (“IRS”) by applying online at www.irs.gov/business, or by obtaining the form by downloading it at www.irs.gov or by calling 1-800-829-3676.
Payees Exempt from Backup Withholding. The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except for those listed in item (9). For broker transactions, payees listed in (1) through (13) are exempt. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker is also exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding or information reporting: medical and health care payments, attorneys’ fees and payments for services paid by a federal executive agency. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.
(1)	A corporation.

(2)	An organization exempt from tax under section 501(a), or an individual retirement plan (“IRA”) where the payor is also the trustee or custodian, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

(3)	The United States or any of its agencies or instrumentalities.

(4)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6)	An international organization or any of its agencies or instrumentalities.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under section 584a.

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15)	A trust exempt from tax under section 664 or described in section 4947.
Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, PLACE A CHECKMARK ON THE LINE NEXT TO “EXEMPT” IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.
Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under such sections. Payments of interest generally not subject to backup withholding include the following:
•	Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.
Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, or to federal and state agencies or law enforcement to enforce federal nontax criminal laws and to combat terrorism. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties.
(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR
TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

The information and exchange agent for the Exchange Offer and Consent Solicitation is:
Globic Advisors, Inc.
By Mail, Overnight Courier or Hand Delivery:
Globic Advisors, Inc
One Liberty Plaza, 23rd Floor
New York, NY 10006
Attention: Devin McMahon
By Facsimile:
(212) 271-3252
Attention: Devin McMahon
Confirm by Telephone:
(212) 227-9699
     DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT AND ALL OTHER DOCUMENTS TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      The instructions contained herein should be read carefully before this Letter of Transmittal and Consent is completed.